STATE OF IDAHO

OFFICE OF SECRETARY OF STATE


                    ARTICLES OF INCORPORATION
                                OF
                    EAGLES NEST MINING COMPANY

     The undersigned, natural person, being of legal age, for the purpose of forming a corporation under "The General and Business
Corporation Lw of Idaho", adopts the following Articles of
Incorporation:

                           ARTICLE ONE

                 The name of the corporation is:

                    EAGLES NEST MINING COMPANY


                           ARTICLE TWO

     The address, including street and number, of the corporation's initial registered office in this state is 2828
Summit 11, Elkhorn, Idaho, 83354, with the mailing address at P.O. Box 2369, Sun Valley, Idaho, 83353, and the name of its registered agent is M. K. Ebeling.

                          ARTICLE THREE

     The aggregate number, class and par value, if any, of the shares which the corporation shall have authority to issue shall be: 10,000,000 shares of common stock at no par value.

     There are no preferences, qualifications, limitations, restrictions, special or relative rights, including convertible rights.

                           ARTICLE FOUR

     There shall be no pre-emptive rights in said corporate stock.

                           ARTICLE FIVE

          The name and place of residence of each incorporator is as follows:

          Name                Address                  City

        Dono R. Webster     12493 Highway 75    Ketchum, Idaho 83340

        Mailing Address: P.O. Box 1072, Ketchum, Idaho, 83340

                           ARTICLE SIX

     The number of directors to constitute the first board of directors is Five (5). Thereafter, the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty (30) calendar days of such change. The initial five (5) directors shall be:

                    Dono R. Webster
                    12493 Highway 75
                    P.O. Box 1072
                    Ketchum, Idaho 83340

                    Joel Webster
                    239 N. 600 W.
                    Cedar City, Utah 87420

                    M. K. Ebeling
                    2828 Summit II
                    P.O. Box 2369
                    Sun Valley, Idaho 83353

                    James N. Marin
                    P.O. Box 259
                    Lewiston, California 96052

                          ARTICLE SEVEN

          The duration of the corporation is perpetual.



                          ARTICLE EIGHT

          The corporation is formed for the following purposes:

     1. To create, own, conduct, hold and develop a company dealing in the locating, staking and filing of mining claims, and the prospecting, developing, extracting, producing, processing, marketing and selling of all types of minerals.

     2. To create, own, conduct, hold, and develop a company dealing in all types of ideas and businesses, trades and organizations.

     3. To create, own, hold, conduct and develop a company dealing in the creation, production and distribution of all types of resources and commodities.

     4. To own, hold real estate, to build, construct, and erect buildings and structures of all types, and to buy, sell, lease, own, manage, operate, maintain, repair, and/or rebuild same.

     5. To acquire, hold, own, buy, sell, transfer and otherwise dispose of mining claims, patent rights, trademarks, copyrights, licenses, franchises, permits and other evidences of right.

     6. To enter into, make, perform, and carry out contracts of every sort and kind, and for any lawful purpose, with any person, firm, association or corporation, whether public, private or municipal or body politic, and with the Government of the United States, or any state, territory or colony thereof, or any foreign country.

     7. To lease or buy equipment, structures, plants, and any other type of machinery convenient or suitable for effectuating the purposes of the corporation in Idaho or in any other state, territory, or country.

     8. To act as principal, agent, broker, dealer, or in any representative capacity for individuals, companies, and in transacting the business that is authorized herein.

     9. To organize, maintain and service all types of franchises and companies both within and without the United
States, in accord with the law.

     10. To represent as agent, escrowee or otherwise any individuals, partnerships, corporations, groups, associations or other entities or organizations; to receive, hold and transfer all types of assets including monies, commodities, and other investments; to record title to real estate for and on behalf of such parties, both domestic and foreign, and with or without remuneration.

     11. To do any and everything necessary or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove enumerated, either for itself or as agent for any person, firm, or corporation, either alone or in association with other corporations, or with any firm or individual; to engage in any other lawful business or operation deemed advantageous or desirable, and to do any and all incidental to, growing out of, or germane to any of the foregoing purposes or objects, and to have and exercise all of the powers and rights conferred by the laws of the State of Idaho upon corporations formed under the Act hereinabove referred to, and all acts amendatory thereof and supplemental thereto, it being expressly provided that the foregoing clauses shall be construed both as objects and powers and shall be in furtherance and not in limitation of the powers conferred by the laws of the State of Idaho and that the foregoing enumeration of specific powers shall not be held to alter or restrict in any manner the general powers of this corporation.

                           ARTICLE NINE

     The By-Laws of the corporation may be changed by an unanimous vote of the corporate Board of Directors.

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 31st day of August, 1987.

                                   _________________________
                                   Incorporator
                                   Dono R. Webster

STATE OF IDAHO
COUNTY OF BLAINE

     I, __________________________, a Notary Public do hereby
certify that on the _____ DAY OF August, 1987, personally appeared before me Dono R. Webster, first being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

My commission expires:

                                   _____________________________
                                   Notary Public